UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2015 (November 9, 2015)

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 10, 2015, Zoetis Inc. (the Company) completed its previously announced acquisition of Salar Topco AS (TopCo), a privately held Norwegian company, pursuant to a Share Purchase Agreement, dated as of November 2, 2015 (the Purchase Agreement), by and among SalarLux Parent S.à.r.l., a Luxembourg limited liability company (the Sellers’ Representative), Salar Invest AS, a Norwegian limited liability company (together with the Sellers’ Representative, the Sellers), and the Company (the Acquisition). TopCo is a Norwegian holding company and indirect parent company of Pharmaq Holding AS, a Norwegian limited liability company which, together with its subsidiaries, is a leading global animal health company specializing in aquatic health. The Company acquired 100% of the issued share capital of TopCo from the Sellers for an aggregate cash purchase price of US$765 million, adjusted to reflect working capital and net indebtedness as of the closing date.
The descriptions of the Acquisition and the Purchase Agreement contained in this Current Report do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2015 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 9, 2015, the Company borrowed $765,000,000 as a revolving loan (the Revolving Loan) under the Revolving Credit Agreement, dated as of December 21, 2012 (as amended, supplemented or otherwise modified, the (Credit Agreement)), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the Administrative Agent). Pursuant to the terms of the Credit Agreement, the Revolving Loan matures on December 21, 2017, and is prepayable prior to such date, in whole or in part, without premium or penalty at the election of the Company. After giving effect to the borrowing of the Revolving Loan, availability under the Credit Agreement was $235,000,000.
The Revolving Loan will be used to finance the Acquisition. Additionally, on November 10, 2015, the Company designated the Acquisition a “Material Acquisition” under the Credit Agreement, which resulted in the maximum leverage ratio permitted under the Credit Agreement on the last day of any fiscal quarter temporarily increasing from 3.50x to 4.25x from November 10, 2015 through the fourth full fiscal quarter ending after November 10, 2015.

Item 8.01. Other Events.
On November 10, 2015, the Company and Pharmaq AS issued a press release announcing the completion of the Company's purchase of Pharmaq. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of November 2, 2015, by and among SalarLux Parent S.à.r.l.,
Salar Invest AS and Zoetis Inc. (incorporated by reference to Exhibit 2.1 to the Company’s
Current Report on Form 8-K filed with the SEC on November 2, 2015)

99.1	Press Release of Zoetis Inc. and Pharmaq AS issued on November 10, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZOETIS INC.

By:	/s/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and
and Chief Financial Officer
Dated: November 10, 2015

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Share Purchase Agreement, dated as of November 2, 2015, by and among SalarLux Parent S.à.r.l.,
Salar Invest AS and Zoetis Inc. (incorporated by reference to Exhibit 2.1 to the Company's
Current Report on Form 8-K filed with the SEC on November 2, 2015)

99.1	Press Release of Zoetis Inc. and Pharmaq AS issued on November 10, 2015